                                                   Registration No. 333-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ------------------

                          Dataware Technologies, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                    06-1232140
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification Number)

                          222 Third Street, Suite 3300
                         Cambridge, Massachusetts 02142
                                 (617) 621-0820
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                DANIEL M. CLARKE
                   Vice President, Finance and Administration
                          DATAWARE TECHNOLOGIES, INC.
                          222 Third Street, Suite 3300
                         Cambridge, Massachusetts 02142
                                 (617) 621-0820
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ------------------

                                    Copy to:
                               MATTHEW C. DALLETT
                               PALMER & DODGE LLP
                               One Beacon Street
                          Boston, Massachusetts  02108
                                 (617) 573-0100

                              ------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                              ------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective
registration statement for the same offering.    [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.    [_]


                              ------------------

                        CALCULATION OF REGISTRATION FEE


=====================================================================================

                                               Proposed
                                               maximum      Proposed
                                              offering      maximum
    Title of each class          Amount         price      aggregate      Amount of
    of securities to be          to be           per        offering     registration
        registered           registered (2)   share (1)     price (1)        fee
-------------------------------------------------------------------------------------
Common Stock, $.01 par
 value per share...........     1,560,256      $3.0625      $4,778,284    $1,447.97
=====================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon prices on the Nasdaq National Market on May 8, 1997.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional number of shares as may be issuable as a result of anti-dilution provisions of the Series B Convertible Preferred Stock.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                   Subject to Completion, Dated May 13, 1997

                               1,560,256 Shares

                          DATAWARE TECHNOLOGIES, INC.

                                 Common Stock

                             ---------------------

   This Prospectus relates to the offer and sale of up to 1,560,256 shares
(the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of Dataware Technologies, Inc. ("Dataware" or the "Company") by existing stockholders of the Company (the "Selling Stockholders"). The shares of Common Stock covered by this Prospectus were or will be issued to the Selling Stockholders (i) upon conversion of shares of Series B Convertible Preferred Stock issued pursuant to a private placement completed on April 14, 1997 pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"); (ii) in a private placement of 100,000 shares of Common Stock made in connection with the acquisition of Ntergaid, Inc. by Dataware through a merger completed on July 31, 1996; and
(iii) upon exercise of outstanding Common Stock Purchase Warrants. The Shares are being registered by the Company pursuant to registration rights granted to the Selling Stockholders in connection with these transactions. The Shares may be offered and sold by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer from time to time in open-market or privately-negotiated transactions or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution."

   All of the shares offered hereunder are to be sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. The Company has agreed to bear certain expenses (other than fees and expenses, if any, of counsel or other advisors to the Selling Stockholder) in connection with the registration and sale of the Shares being offered by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act.

   The Common Stock of the Company is listed for quotation on the Nasdaq National Market under the symbol DWTI. On May 12, 1997, the closing sale price of the Common Stock, as reported on the Nasdaq National Market, was $3.375 per share.

                             ----------------------

AN INVESTMENT IN THE SECURITIES REGISTERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" APPEARING ON PAGE 4.

                             ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ----------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 The date of this Prospectus is May 13, 1997.

                               TABLE OF CONTENTS

                                                                     Page

Available Information..............................................   2
Incorporation of Certain
  Documents By Reference...........................................   3
Risk Factors.......................................................   4
The Company........................................................   8
Selling Stockholder................................................   8
Plan of Distribution...............................................   9
Legal Matters......................................................   9
Experts............................................................   9

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports and other information can also be reviewed through the Commission's web site on the Internet (http://www.sec.gov). The Common Stock of the Company is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1506.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock being offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed therewith. This Prospectus contains accurate summaries of the material terms of certain contracts or other documents filed as exhibits to the Registration Statement. Such summaries are qualified in all respects by reference to the copies of such contracts or other documents filed as exhibits to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C 20549, and copies of all or any part thereof may be obtained from such office after payment of the fees prescribed by the Commission. Such material may also be accessed electronically by means of the Commission's web site on the Internet (http://www.sec.gov).

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-21860), pursuant to the Exchange Act, are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 31, 1997.

     (2) The Company's Current Report on Form 8-K, filed by the Company with the Commission on April 17, 1997.

     (3) All other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the Annual Report referred to in paragraph (a) above.

     (4) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A, declared effective by the Commission on July 19, 1993, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, except for certain exhibits to such documents. Requests should be directed to the Company, Attention: Susan Weiner, Controller, 222 Third Street, Suite 3300, Cambridge, Massachusetts 02142, telephone (617) 621-0820.

                                  RISK FACTORS

     An investment in the shares of Common Stock being offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus and in the Company's SEC filings (see "Incorporation of Certain Documents by Reference"), before purchasing the shares of Common Stock offered hereby.

Rapid Technological and Market Changes

     The market for the Company's products and services is characterized by rapidly changing technology. Currently, the Company's products and services are primarily based on CD ROM technology and on-line information management and distribution technology, the core elements of which were developed prior to or during the early 1990s. Furthermore, the market for the Company's products is changing, especially in the United States, with potential customers placing an increasing emphasis on price. With the recent popularity of the Internet and the growth in the market for lower-priced software not requiring a high level of customer service, the environment for information management and distribution products and services is changing rapidly. The Company's ability to realize its expectations will depend on its success at enhancing its current offerings, developing new products and services that keep pace with developments in technology and meet evolving customer requirements, and delivering those products through appropriate distribution channels. This will require, among other things, correctly anticipating customer needs, hiring and retaining personnel with the necessary skills and creativity, providing adequate funding for the development efforts, and managing distribution channels effectively. Failure by the Company to anticipate or respond adequately to technological developments and customer requirements, significant delays in the development, production, testing, marketing or availability of new or enhanced products or services, or the failure of customers to accept such products or services could adversely affect the Company's competitive position and operating results.

Competition

     The market areas where the Company competes are intensely competitive and rapidly changing. The Company currently encounters competition from direct competitors that offer CD-ROM software and/or services, text management software, and software and services for on-line/Internet applications. The Company also competes with larger organizations, including software publishers, publishing houses and systems integrators. The Company expects that competition from these sources will increase. Furthermore, it is likely that new competitors will enter the markets as they continue to grow.

     Many of the Company's existing and potential competitors have longer operating histories and significantly greater financial, technical, sales, marketing and other resources than the Company. Furthermore, as the markets grow, a number of companies with significantly greater resources than the Company could attempt to increase their presence in the Company's market areas by acquiring or forming strategic alliances with competitors of the Company or by introducing products or services specifically designed for these markets.

     The principal competitive factors affecting the market for the Company's products and services include vendor and product reputation, breadth of product and services offering, direct and indirect sales presence, product performance, functionality, price, ease of use, architecture, platform coverage, quality of support and international language support. Based on these factors, the Company believes that it has competed effectively to date. The Company expects competition to increase and such increased competition could result in price reductions and loss of market share for the Company. The Company must continue to introduce enhancements to its existing products and services and new products and services in a timely manner in order to remain competitive. In particular, as the market for managing and distributing information grows, both new entrants and existing customers are becoming increasingly price sensitive. Certain of the Company's competitors are already addressing this situation with lower priced, less sophisticated products. The Company is responding by: (i) adding lower-price products that do not include the level of features and custom service that have characterized traditional offerings, (ii) developing appropriate distribution channels, (iii) stressing functionality differences and (iv) stressing the quality and extent of support. However, even if the Company introduces such products and services in this manner, it may not be able to compete effectively because of the significantly larger resources available to many of its competitors. There can be no assurance that the Company will be able to compete successfully or that competition will not have a material adverse effect on the Company's business, operating results and financial condition.

Fluctuations in Operating Results

     The Company has experienced and may in the future experience significant period-to-period fluctuations in operating results. The Company's software license fee revenues in any quarter are substantially dependent on the timing of product shipments and receipt of license reports (with respect to which sales are often difficult to forecast), the Company's ability to close significant sales in that quarter, external market conditions and competition. The Company's sales cycle varies substantially from customer to customer and, like many other high technology companies, a disproportionately large percentage of quarterly sales occur in the closing weeks of each quarter. The Company's orders early in a quarter will not generally be large enough to assure that it will meet its revenue targets for any particular quarter. Accordingly, the Company's quarterly results will be difficult to predict until the end of the quarter. Any forward-looking statements about operating results made by members of management will be based on historically reasonable assumptions about the likelihood of closing sales then in the pipeline. The failure to consummate any of those sales may have a disproportionately negative impact on operating results, given the Company's relatively fixed costs, and may thus prevent management's projections from being realized.

     Other factors that affect the Company's operating results and that management takes into account include worldwide and regional economic trends, increases in the cost of software licenses, changes in the revenue mix between software license fees and service revenues, and other changes in the cost of revenues within each category. Because a large portion of the Company's business is derived from customers located outside North America, exchange rate fluctuations and other external economic and regulatory influences may have a significant impact on the Company's operating results. Changes in the factors underlying management's assumptions may result in a material variation between results from quarter to quarter or between actual results and those forecast in any forward-looking statements made during a particular period.

Dependence on Certain Classes of Customer

     Although the Company's customer base is broad and diverse, the Company's revenues depend in part on maintaining its relationships with certain classes of customer, particularly including government agencies in the United States, Canada, Germany, and the United Kingdom, corporate and commercial publishers, and (for certain online products) law firms. Factors generally affecting any of these customer groups may have a substantial adverse effect on the Company's earnings. For example, political pressures may cause governmental customers to reduce spending on the Company's products and services. A reduction in the amount of orders received from any such customer class would have a material adverse effect on the Company's earnings and may cause actual results to vary materially from quarter to quarter or to differ from those projected in management's forward-looking statements.

Dependence on Licensed Proprietary Technology

     Certain proprietary technology is incorporated into the Company's products under license agreements with third parties who may be competitors. Management's forward-looking statements are necessarily based on assumptions about the costs associated with the Company's use of such technology, but such costs are subject to change from time to time for reasons not under the Company's control. Changes in such costs or in the availability of such licenses could have a material effect on the Company's operating results, and may cause actual results to vary materially from quarter to quarter or to differ from those projected in management's forward-looking statements.

Dependence on Key Personnel

     The Company's success depends on its ability to attract and retain highly skilled technical, management, sales and marketing personnel. Competition for such personnel in the computer software and services industry is intense. Factors such as the Company's ability to provide competitive equity compensation to key employees (which is a function both of the market price of the Common Stock and the willingness of the Company's stockholders to continue to approve such compensation) play a significant role in personnel retention. Management's projections necessarily assume that the Company will continue to attract and retain such personnel, so the failure to do so could have a material adverse effect on the Company's ability to develop and market competitive products and, thus its ability to achieve projected operating results.

Management of Growth Through Acquisitions

     The Company's product range and customer base have grown rapidly in the recent past due in part to acquisitions. The Company may acquire additional businesses or assets in the future. Any forecasts of the probability of success of an acquisition are dependent upon the Company's ability to integrate the acquired business or assets successfully. Failure to do so, or

     Unprecedented information access has challenged organizations to provide timely and accurate information to employees through electronic publishing processes that use both the Internet as well as inside-the-organization intranets. Dataware sells electronic publishing management systems products and services to assist organizations in making their electronic publishing processes run efficiently and effectively. Dataware EPMS, introduced in 1996, is a new type of electronic publishing management system specifically designed to assist organizations in managing the often complex and expensive process of electronic publishing.

     The Company was incorporated in Delaware on March 15, 1988. Significant operations of the Company commenced on October 1, 1988 upon the purchase of the worldwide rights to certain software developed by Dataware 2000 GmbH and the acquisition of its United States distributor. Acquisitions of related businesses have contributed significantly to the Company's growth since 1991. Most recently, on July 31, 1996, the Company acquired Ntergaid, Inc. ("Ntergaid") of Milford, CT for cash and shares of Common Stock through the merger of a wholly owned subsidiary of the Company with Ntergaid. On April 14, 1997, the Company issued and sold an aggregate of 3,000 shares of Series B Convertible Preferred Stock to GFL Advantage Fund Limited, a British Virgin Islands Corporation. Among other recent events, on April 8, 1997, Northern Light Technology Corporation, a subsidiary of the Company that had been engaged in developing a next-generation Internet search and guide service for consumers, sold substantially all of its assets to a newly formed limited liability in exchange for a minority preferred equity interest and a note secured by assets of the buyer. Further information about this transaction is contained in the Company's Form 10-Q for the quarter ending April 30, 1997. More detailed information about the Company's business is contained in the Company's Form 10-K for 1996 and will be contained in future Forms 10-K.


     The Company's principal executive offices are located at 222 Third Street, Suite 3300, Cambridge, Massachusetts 02142, telephone (617) 621-0820. As used in this Prospectus, the terms "the Company" and "Dataware" refer to Dataware Technologies, Inc., a Delaware corporation, and its wholly-owned subsidiaries.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     The following table sets forth the name and the number of shares of Dataware Common Stock beneficially owned by each Selling Stockholder as of May 12, 1997, the number of the shares to be offered by each Selling Stockholder pursuant to this Prospectus and the number of shares to be beneficially owned by each Selling Stockholder after the offering if all of the shares offered hereby by such Selling Stockholder are sold as described herein. Except as noted below, the Selling Stockholders have not held any position or office with, been employed by, or otherwise had a material relationship with, the Company or any of its predecessors or affiliates since January 1, 1994, other than as stockholders of Dataware subsequent to their respective acquisition of shares of Dataware securities. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

Certain Shares being offered hereby by the Selling Stockholders may be acquired, from time to time, upon (i) the conversion of Shares of Series B Convertible Preferred Stock, which were acquired by them in a private placement transaction pursuant to a Subscription Agreement, dated as of April 10, 1997 (the "Subscription Agreement"), and (ii) the payment by the Company of dividends declared on the Shares of Series B Convertible Preferred Stock in the form of Common Stock in lieu of cash interest. Once the Commission has declared effective the Registration Statement of which this Prospectus forms a part, the Series B Convertible Preferred Stock is convertible into Common Stock at a conversion price equal to 80% of the closing bid price of the Common Stock as reported on the Nasdaq National Market for the five consecutive trading days immediately preceding the date of conversion. Pursuant to the terms of the Certificate of Designations for Series B Convertible Preferred Stock, no holder can convert any portion of such holder's Series B Convertible Preferred Stock if such conversion would increase such holder's beneficial ownership of the Common Stock (other than shares so owned through ownership of the Series B Convertible Preferred Stock) to in excess of 4.9%. In addition, in no event will the Series B Convertible Preferred Stock be convertible for an aggregate number of shares of Common Stock which is equal to or greater than 20% of the Company's outstanding shares of Common Stock.

     In recognition of the fact that Selling Stockholders may wish to be legally permitted to sell their Shares when they deem appropriate, the Company has filed with the Commission, under the Securities Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time on the Nasdaq National Market or in privately-negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the Shares are no longer required to be registered for the sale thereof by the Selling Stockholders.

     The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the Shares, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay selling commissions and expenses associated with any such sales by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against civil liabilities including liabilities under the Securities Act of 1933.


                              Number of Shares     Number of Shares       Number of Shares
Name of                      Beneficially Owned    of Common Stock       Beneficially Owned
Selling Stockholder          as of May 12, 1997     Offered Hereby         After Offering
-------------------          ------------------     --------------         --------------
GFL Advantage Fund Limited      1,335,256  (1)         1,335,256                  0
c/o CITGO
Kaya Flamboyan 9
Curacao, Netherlands Antilles

Wharton Capital Partners Ltd.      75,000  (2)            75,000                  0
545 Madison Avenue
New York, NY 10022

Advest, Inc.                       50,000  (2)             50,000                 0
90 State House Square
Hartford, CT 06103

J. Scott Johnson (3)               44,175                  44,175                 0

Brian C. Geidt (3)                 44,175                  44,175                 0

Mark J. Hanrahan (3)                4,650                   4,650                 0

Argentum Partners (4)               7,000                   7,000                 0
One Forbes Road
Lexington, MA 02173
------------------------------


(1) Represents the maximum aggregate number of shares of Common Stock issuable to the Selling Stockholder (i) upon conversion of outstanding shares of Series B Convertible Preferred Stock and (ii) as dividends declared and paid to the holders of Series B Convertible Preferred Stock.

(2) Represents shares of Common Stock issuable upon exercise of one or more Common Stock Purchase Warrants issued in consideration for investment banking services performed for the Company.

(3) Stockholders' addresses are c/o Dataware Technologies, Inc., 222 Third Street, Suite 3300, Cambridge, Massachusetts 02142. Messrs. Johnson, Geidt, and Hanrahan were the principal officers and sole stockholders of Ntergaid, Inc. before its acquisition by the Company on July 31, 1996, and have been employed by the Company since that date.

(4) Ronald A. Smith, a partner of Argentum Partners, previously served as a consultant to Ntergaid, Inc.

                              PLAN OF DISTRIBUTION

     Shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Stockholders or by pledges, donees, transferees or other successors in interest. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise at prices related to the then current market price or in negotiated transactions. The shares may be sold by one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (d) privately negotiated transactions not using a broker, and (e) underwritten public offerings. In addition, certain Selling Stockholders may from time to time, subject to the restrictions set forth below, sell short the Common Stock of the Company, and in such instances, this Prospectus may be delivered in connection with such short sale and the Shares offered hereby may be used to cover such short sale. The Company has been advised by the Selling Stockholders that they have not, as of the date hereof, made any arrangements relating to the distribution of the shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to any sale. The Company has agreed to indemnify certain of the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

     In offering the shares of Common Stock covered hereby, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. None of the shares covered by this Prospectus presently qualify for sale pursuant to Rule 144.

     Upon the Company being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer, agent or underwriter for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, agent or underwriter, a supplement Prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (a) the name of each such broker-dealer, agent or underwriter, (b) the number of Shares involved, (c) the price at which such Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), agent(s) or underwriter(s) or other items constituting compensation or indemnification arrangements with respect to particular offerings, where applicable, (e) that such broker-dealer(s), agent(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplement, and (f) other facts material to the transaction.

     In connection with distributions of the Shares, the Selling Stockholders may (i) enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with such Selling Stockholders, and (ii) enter into option or other transactions with broker-dealers that involve the delivery of the Shares to the broker-dealers, who may then resell or otherwise transfer such Shares; provided, however, that no such transaction undertaken in connection with this plan of distribution may occur prior to the filing of the required notices of conversion.

     This offering will terminate on the earlier of (a) April 14, 1999 (the date that is two years after the Closing Date of sale of shares of Series B Convertible Preferred Stock), or (b) the date on which all shares offered hereby have been sold by the Selling Stockholders. However, on April 14, 1999, if the Selling Stockholders who are holders of shares of Common Stock received on conversion of shares of Series B Convertible Preferred Stock would not be permitted under the Securities Act to sell all shares of Common Stock beneficially owned by the Selling Stockholders without restriction on the manner of sale or the amount of securities sold and without the requirement for the giving of any notice to, or the making of any filing with, the Commission, then the offering will be extended to the earlier of the date on which the Selling Stockholders are so permitted or April 14, 2000.


                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Matthew C. Dallett, a partner of Palmer & Dodge LLP, is Assistant Secretary of the Company.

                                    EXPERTS

          The consolidated balance sheets as of December 31, 1996 and 1995 and the consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The estimated expenses to be paid by the Registrant in connection with this offering are as follows:


SEC registration fee.................................................   $ 1,448
Nasdaq National Market Additional Listing Fee........................    17,500
Printing and engraving expenses......................................       500
Accounting fees and expenses.........................................     5,000
Legal fees and expenses..............................................     5,000
Transfer Agent and Registrar fees....................................       500
Miscellaneous........................................................     1,052
                                                                        -------
Total                                                                   $30,000
                                                                        =======


Item 15.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees and agents of the Registrant against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of the Registrant, and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

     Article FIFTH, Section 6 of the Registrant's Restated Certificate of Incorporation, as amended to date, provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become a director or officer of the Registrant, or is or was serving, or has agreed to serve at the request of the Registrant as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article FIFTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article FIFTH further permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Registrant and such rights may be equivalent to, or greater or less than, those set forth in Article FIFTH.

     Article FIFTH, Section 7 of the Registrant's Restated Certificate of Incorporation, as amended to date, provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined.

     Article V, Section 1 of the By-Laws of the Registrant, as amended through February 17, 1995, permits the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Registrant against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.


Item 16.  Exhibits and Financial Statement Schedules

     (a) Exhibits

     See the Exhibit Index immediately following the signature page.

     (b) Financial Statement Schedule

     Schedule 2.2 is incorporated by reference to Schedule 2.2 filed with the Registrant's Annual Report on Form 10-K.

Item 17.  Undertakings

     (a) The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

provided, however, that no filing will be made pursuant to paragraph (a)(1)(i) or (a)(1)(ii) if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 12th day of May, 1997.

                                    DATAWARE TECHNOLOGIES, INC.


                                    By:  /s/ Daniel M. Clarke
                                         --------------------
                                         Daniel M. Clarke,
                                         Vice President, Finance and
                                         Administration


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Dataware Technologies, Inc. hereby severally constitute and appoint Kurt Mueller, Daniel M. Clarke, and Matthew C. Dallett, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signature                   Title                    Date
       ---------                   -----                    ----

/s/ Kurt Mueller              Director and Principal    May 12, 1997
--------------------------    Executive Officer
Kurt Mueller


/s/ Daniel M. Clarke          Principal Financial and   May 12, 1997
--------------------------    Accounting Officer
Daniel M. Clarke


/s/ Jeffrey O. Nyweide        Director                  May 12, 1997
--------------------------
Jeffrey O. Nyweide


/s/ Stephen H. Beach          Director                  May 12, 1997
--------------------------
Stephen H. Beach


/s/ William R. Lonergan       Director                  May 12, 1997
--------------------------
William R. Lonergan


/s/ Julie M. Donahue          Director                  May 12, 1997
--------------------------
Julie M. Donahue


                                 EXHIBIT INDEX

Exhibit
  No.                                  Description
  ---                                  -----------
   4.1   Restated Certificate of Incorporation, as amended through April 14,
         1997. (1)
   4.2   By-Laws of the Registrant, as amended through February 17, 1995. (2)
   4.3   Rights Agreement dated July 8, 1996, by and between American Stock
         Transfer & Trust Company as Rights Agent and the Registrant (the
         "Rights Agreement")  (3)
   4.4   First Amendment to the Rights Agreement, dated April 14, 1997.  (4)
  *5.1   Opinion of Palmer & Dodge LLP as to the legality of the shares being registered.
 *23.1   Consent of Coopers & Lybrand L.L.P.
 *23.2   Consent of Palmer & Dodge LLP.  Included in the opinion filed as
         Exhibit 5.1.
 *24.1   Power of Attorney.  Included on the signature page to this
         Registration Statement.

-----------------------------------------


*   Filed herewith.

(1) Filed as an exhibit to the Company's Current Report on Form 8-K
    (File No. 0-21860) on April 17, 1997 and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 0-21860) and incorporated herein by reference.

(3) Filed as an exhibit to the Company's Current Report on Form 8-K
    (File No. 0-21860) on July 18, 1996 and incorporated herein by reference.

(4) Filed as an exhibit to the Company's Current Report on Form 8-K
    (File No. 0-21860) on April 17, 1997 incorporated herein by reference.